EXHIBIT 10.1

NABI BIOPHARMACEUTICALS

BASE SALARY LEVELS OF EXECUTIVE OFFICERS

In March 2005, the Compensation Committee of the Board of Directors approved the following base salary levels for the following executive officers of Nabi Biopharmaceuticals pursuant to the terms of their employment agreements:

Name	Base Salary as of April 2005
Thomas H. McLain	$450,000
Richard G. Clark	$245,000
Raafat E.F. Fahim, Ph.D.	$290,000
Henrik S. Rasmussen, M.D., Ph.D.	$290,000
Mark L. Smith	$280,000
H. LeRoux Jooste	$290,000